CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and ANDREW B. SHOUP, Chief Administrative Officer of Salomon Brothers Emerging Markets Income Fund II Inc. (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Administrative Officer
Salomon Brothers Emerging Markets           Salomon Brothers Emerging Markets
Income Fund II Inc.                         Income Fund II Inc.


/s/ R. Jay Gerken                           /s/ Andrew B. Shoup
---------------------------                 -------------------------
R. Jay Gerken                                        Andrew B. Shoup
Date: August 9, 2004                                 Date: August 9, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.